Exhibit 99.3

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES COMMENCEMENT OF

TENDER OFFER FOR 5.625% SENIOR SECURED NOTES DUE 2027

FRANKLIN, Tenn. (July 28, 2025) – Community Health Systems, Inc. (the “Company”) (NYSE: CYH) today announced that its wholly owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”), has commenced a cash tender offer (the “Tender Offer”) for up to $1,470 million of the Issuer’s approximately $1,757 million aggregate principal amount outstanding 5.625% Senior Secured Notes due 2027 (the “2027 Notes”), on the terms and subject to the conditions set forth in the Issuer’s Offer to Purchase dated July 28, 2025.

The Tender Offer will expire at 5:00 p.m., New York City time, on August 25, 2025 (the “Expiration Time”), unless extended or earlier terminated by the Issuer. The Issuer reserves the right to amend, extend or terminate the Tender Offer at any time subject to applicable law.

Certain information regarding the 2027 Notes and the terms of the Tender Offer is summarized in the table below.

CUSIP / ISIN No.(1)	Title of Security	Aggregate Principal Amount Outstanding(2)	Tender Cap	Reference U.S. Treasury Security	Bloomberg Reference Page(3)	Fixed Spread	Early Tender Payment(4)
144A: 12543D BG4 / US12543DBG43 Reg. S: U17127 AR9 / USU17127AR95	5.625% Senior Secured Notes due 2027	$1,757,000,000	$1,470,000,000	4.875% U.S. Treasury Notes due November 30, 2025	FIT3	+50 basis points	$30

(1)	CUSIP and ISIN information is provided for the convenience of the holders. No representation is made as to the correctness or accuracy of such numbers.
(2)	Aggregate principal amount outstanding as of the date hereof.
(3)	The page on Bloomberg from which the dealer manager for the Tender Offer will quote the bid-side price of the Reference U.S. Treasury Security (as defined below).
(4)	Per $1,000 principal amount of 2027 Notes validly tendered (and not validly withdrawn) and accepted for purchase by us.

The Tender Offer is being made upon and is subject to the terms and conditions set forth in the Offer to Purchase dated July 28, 2025 (the “Offer to Purchase”). The 2027 Notes tendered prior to 5:00 p.m., New York City time, on August 8, 2025 (the “Withdrawal Deadline”), may be withdrawn at any time prior to the Withdrawal Deadline. 2027 Notes tendered after the Withdrawal Deadline may not be withdrawn.

The consideration (the “Early Tender Consideration”) offered per $1,000 principal amount of 2027 Notes validly tendered at or prior to 5:00 p.m., New York City time, on August 8, 2025 (such date and time, as it may be extended, the “Early Tender Deadline”) and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the fixed spread specified in the table above, plus the yield of the U.S. Treasury security specified in the table above (the “Reference U.S. Treasury Security”), based on the bid-side price of the Reference U.S. Treasury Security as quoted on the Bloomberg Reference Page specified in the table above, calculated as of 10:00 a.m., New York City time, on August 11, 2025, unless extended or the Tender Offer is earlier terminated by the Issuer.

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Community Health Systems, Inc. Announces Commencement of Tender Offer

for 5.625% Senior Secured Notes due 2027

July 28, 2025

The Early Tender Deadline is the last date and time for holders to tender their 2027 Notes in order to be eligible to receive the Early Tender Consideration, which includes an early tender premium of $30 per $1,000 principal amount of Notes (the “Early Tender Payment”). Holders of Notes tendered following the Early Tender Deadline, but on or prior to the Expiration Time and accepted for purchase will receive an amount equal to the Early Tender Consideration minus the Early Tender Payment (the “Late Tender Consideration”).

In addition to the Early Tender Consideration or the Late Tender Consideration, as applicable, holders whose 2027 Notes are purchased in the Tender Offer will receive accrued and unpaid interest on such 2027 Notes from and including the last interest payment date for the 2027 Notes up to, but not including, the applicable settlement date for such 2027 Notes accepted for purchase.

Subject to the satisfaction or waiver of certain conditions, the Issuer reserves the right, following the Early Tender Deadline, to accept for purchase prior to the Expiration Time all 2027 Notes validly tendered on or prior to the Early Tender Deadline (the “Early Settlement Election”). The Issuer will announce whether it intends to exercise the Early Settlement Election (the “Early Settlement Announcement”) following the Early Tender Deadline. If the Issuer exercises the Early Settlement Election, it will pay the total consideration promptly following the Early Settlement Announcement, which is currently expected to occur on August 12, 2025, subject to all conditions of the Tender Offer having been satisfied or waived by the Issuer (the “Early Payment Date”), plus accrued and unpaid interest on the purchased 2027 Notes from the interest payment date for the 2027 Notes immediately preceding the Early Payment Date to, but not including, the Early Payment Date.

The settlement date for 2027 Notes that are tendered following the Early Tender Deadline but on or prior to the Expiration Time is anticipated to be August 27, 2025, the second business day after the Expiration Time, assuming the Tender Cap of 2027 Notes is not purchased on the Early Payment Date.

Tendered 2027 Notes may be subject to proration if the aggregate principal amount of 2027 Notes validly tendered and not validly withdrawn would cause the Tender Cap to be exceeded. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender 2027 Notes following the Early Tender Deadline will not have any of their Notes accepted for payment.

The Issuer’s obligation to accept for purchase, and to pay for, 2027 Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver of certain conditions, including, among others, the condition that the Issuer has completed a debt financing on terms and conditions satisfactory to it yielding gross cash proceeds of $1,500,000,000 or more. The complete terms and conditions of the Tender Offer are set forth in the Tender Offer documents that are being sent to holders of 2027 Notes. Holders of 2027 Notes are urged to read the Tender Offer documents carefully.

The Issuer has retained Citigroup Global Markets Inc. to act as dealer manager in connection with the Tender Offer. Questions about the Tender Offer may be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect). Copies of the Tender Offer documents and other related documents may be obtained from Global Bondholder Services Corporation, the depositary and information agent for the Tender Offer, at (855) 654-2015 (toll free) or (212) 430-3774 (collect) or email contact@gbsc-usa.com.

Community Health Systems, Inc. Announces Commencement of Tender Offer

for 5.625% Senior Secured Notes due 2027

July 28, 2025

The Tender Offer is being made solely by means of the Tender Offer documents. Under no circumstances shall this press release constitute an offer to purchase or sell or the solicitation of an offer to purchase or sell the 2027 Notes or any other securities of the Issuer or any other person, nor shall there be any offer or sale of any 2027 Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, nothing contained herein constitutes a notice of redemption of the 2027 Notes. No recommendation is made as to whether holders of the 2027 Notes should tender their 2027 Notes.

Forward-Looking Statements

This press release may include information that could constitute forward-looking statements. These statements involve risk and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contacts: Kevin J. Hammons, 615-465-7000 President and Chief Financial Officer or Anton Hie, 615-465-7012 Vice President – Investor Relations	Media Contact: Tomi Galin, 615-628-6607 Executive Vice President, Corporate Communications, Marketing and Public Affairs

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